Sub-Item 77C

                            AIM V.I. HIGH YIELD FUND

A Special Meeting ("Meeting") of Shareholders of AIM V.I. High Yield Fund, an investment portfolio of AIM Variable Insurance Funds, a Delaware statutory trust ("Trust"), was held on February 29, 2008. The Meeting was held for the following purposes:

(1) Elect 13 trustees to the Board of Trustees of the Trust, each of whom will serve until his or her successor is elected and qualified.

(2) Approve an amendment to the Trust's Agreement and Declaration of Trust that would permit the Board of Trustees of the Trust to terminate the Trust, the Fund, and each other series portfolio of the Trust, or a share class without a shareholder vote.

(3) Approve a new sub-advisory agreement between Invesco Aim Advisors, Inc. and each of AIM Funds Management, Inc.; Invesco Asset Management Deutschland, GmbH; Invesco Asset Management Limited; Invesco Asset Management (Japan) Limited; Invesco Australia Limited; Invesco Global Asset Management (N.A.), Inc.; Invesco Hong Kong Limited; Invesco Institutional (N.A.), Inc.; and Invesco Senior Secured Management, Inc.

The results of the voting on the above matters were as follows:

                                                                 Withheld/
Matters                                           Votes For    Abstentions**
----------------------------------------------   -----------   -------------
(1)*   Bob R. Baker...........................   474,883,590     19,741,622
       Frank S. Bayley........................   474,653,109     19,972,103
       James T. Bunch.........................   475,597,417     19,027,795
       Bruce L. Crockett......................   474,900,579     19,724,633
       Albert R. Dowden.......................   474,749,929     19,875,283
       Jack M. Fields.........................   475,205,840     19,419,372
       Martin L. Flanagan.....................   475,248,336     19,376,876
       Carl Frischling........................   474,453,674     20,171,538
       Prema Mathai-Davis.....................   473,569,192     21,056,020
       Lewis F. Pennock.......................   475,072,501     19,552,711
       Larry Soll, Ph.D.......................   475,170,544     19,454,668
       Raymond Stickel, Jr. ..................   475,420,825     19,204,387
       Philip A. Taylor.......................   475,640,570     18,984,642

                                                                                                 Votes      Withheld/
                                                                                 Votes For      Against    Abstentions
                                                                                -----------   ----------   -----------
(2)*   Approve an amendment to the Trust's Agreement and Declaration of Trust that would permit the Board of Trustees of the Trust to terminate the
       Trust, the Fund, and each other series portfolio of the Trust, or a
       share class without a shareholder vote................................   438,131,484   35,586,925   20,906,803

---------------

* Proposals 1 and 2 required approval by a combined vote of all of the portfolios of AIM Variable Insurance Funds.

**    Includes Broker Non-Votes.

                                                                    Sub-Item 77C

                                                                                     Votes     Withheld/
Matter                                                                 Votes For    Against   Abstentions
-------------------------------------------------------------------    ---------    -------   -----------
(3)    Approve a new sub-advisory agreement between Invesco
       Aim Advisors, Inc. and each of AIM Funds Management,
       Inc.; Invesco Asset Management Deutschland, GmbH;
       Invesco Asset Management Limited; Invesco Asset
       Management (Japan) Limited; Invesco Australia Limited;
       Invesco Global Asset Management (N.A.), Inc.; Invesco
       Hong Kong Limited; Invesco Institutional (N.A.), Inc.;
       and Invesco Senior Secured Management, Inc. ................    7,157,448    393,593    727,624

For a more detailed discussion on the proposal that was submitted to shareholders, please refer to the proxy statement that was filed on December 31, 2007 with the SEC under Accession number 0000950129-07-006497.